Schedule A

BROWN ADVISORY FUNDS

Rule 12b-1 Fees

Name of Series	12b-1 Fees Advisor Shares*
Brown Advisory Growth Equity Fund	0.25%
Brown Advisory Value Equity Fund	0.25%
Brown Advisory Flexible Value Fund	0.25%
Brown Advisory Small-Cap Growth Fund	0.25%
Brown Advisory Small-Cap Fundamental Value Fund	0.25%
Brown Advisory Opportunity Fund	0.25%
Brown Advisory Maryland Bond Fund	0.25%
Brown Advisory Intermediate Income Fund	0.25%
Brown Advisory Tactical Bond Fund	0.25%
Brown Advisory Equity Income Fund	0.25%
Brown Advisory Tax-Exempt Bond Fund	0.25%
Brown Advisory Winslow Sustainability Fund	0.25%
Brown Advisory Emerging Markets Fund	0.25%

* The Institutional Shares and Investor Shares do not charge Rule 12b-1 Fees.

Schedule A
to the
Rule 12b-1 Related Agreement
for the Brown Advisory Funds

Rule 12b-1 Fees

Name of Series	12b-1 FeesAdvisor Shares*
Brown Advisory Growth Equity Fund	0.25%
Brown Advisory Value Equity Fund	0.25%
Brown Advisory Flexible Value Fund	0.25%
Brown Advisory Small-Cap Growth Fund	0.25%
Brown Advisory Small-Cap Fundamental Value Fund	0.25%
Brown Advisory Opportunity Fund	0.25%
Brown Advisory Maryland Bond Fund	0.25%
Brown Advisory Intermediate Income Fund	0.25%
Brown Advisory Tactical Bond Fund	0.25%
Brown Advisory Equity Income Fund	0.25%
Brown Advisory Tax-Exempt Bond Fund	0.25%
Brown Advisory Winslow Sustainability Fund	0.25%
Brown Advisory Emerging Markets Fund	0.25%

* The Institutional Shares and Investor Shares do not charge Rule 12b-1 Fees.

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Funds (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Funds’ current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

17044705.2.BUSINESS